Exhibit 10.7

EXECUTION VERSION

AMENDMENT NO. 1, dated as of March 18, 2020 (this “Amendment”), to the NAC FOUNDER SUPPORT AGREEMENT, dated as of January 5, 2020 (the “Agreement”), by and among Nebula Acquisition Corp., a Delaware corporation (“NAC”), Nebula Parent Corp., a Delaware corporation, Open Lending, LLC, a Texas limited liability company, and each of the stockholders of NAC whose names appear on the signature pages of the Agreement. Unless otherwise defined herein, capitalized terms are used herein as defined in the Agreement.

WITNESSETH:

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the rights and obligations contained herein, and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

Section 1. Amendments the Agreement.

(A).	Section 5 of the Agreement is hereby deleted in its entirety and replaced with the following:

“5. Earn-Out Consideration.

(a) The Sponsor, the Company and NAC hereby agree that following the Closing, in addition to the consideration to be received pursuant to the BCA, ParentCo shall be required to issue to the Sponsor an additional One Million Two Hundred Fifty Thousand (1,250,000) ParentCo Common Shares, in the aggregate (the “Earn-Out Consideration”), if any time prior to or as of the second anniversary of the Closing, the VWAP is greater than or equal to Thirteen Dollars ($13.00) over any twenty (20) trading days within any thirty (30) trading day period (the “Earn-Out Target”).

(b) If the Earn-Out Target set forth in Section 5(a) shall have been achieved, within five (5) Business Days following the achievement of the Earn-Out Target, ParentCo shall issue the Earn-Out Consideration to the Sponsor.

(c) If a Change of Control of ParentCo occurs prior to the second anniversary of the Closing and the Earn-Out Consideration that is issuable pursuant to Section 5(a) remains unissued as of immediately prior to the consummation of such Change of Control, the Earn-Out Consideration shall immediately vest and the Sponsor shall be entitled to receive the Earn-Out Consideration prior to the consummation of such Change of Control.

(d) The Earn-Out Consideration and the Earn-Out Target shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into ParentCo Common Shares), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to ParentCo Common Shares, occurring on or after the date hereof and prior to the time the Earn-Out Consideration is delivered to Sponsor, if any.”

(B).	Exhibit B of the Agreement is hereby deleted in its entirety and replaced with the following:

“AMENDMENT TO THE LETTER AGREEMENT

Effective as of the consummation of the transactions contemplated by the BCA, sub-paragraph (a) of paragraph 7 is hereby deleted in its entirety and replaced with the following:

(a) The Sponsor and each Insider agrees that it or he shall not Transfer any Founder Shares (or, for all purposes of this Letter Agreement, shares of Common Stock issuable upon conversion thereof or shares of capital stock for which such Founder Shares may have been exchanged pursuant to the Company’s initial Business Combination) except as follows:

(A) one half of such Founder Shares shall not have any restrictions on Transfer under this Agreement six (6) months following completion of the Company’s initial Business Combination;

(B) the remaining one half of such Founder Shares shall not have any restrictions on Transfer under this Agreement if, at any time prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the daily volume weighted average price (the “VWAP”) of the shares of Common Stock is greater than or equal to $13.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) over any twenty (20) trading days within any thirty (30) trading day period;

(C) notwithstanding clause (B), all Founder Shares shall not have any restrictions on Transfer under this Agreement on the date, if prior to or as of the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, on which the Company (or the successor to the Company pursuant to the Company’s initial Business Combination) undergoes a Change of Control (collectively, the “Founder Shares Lock-up Period”)

Following the seventh (7th) anniversary of the completion of the Company’s initial Business Combination, the Sponsor and each Insider shall immediately and, in any event within five (5) business days, forfeit and surrender to the Company (for no consideration), any Founder Shares which shall not have become freely Transferable pursuant to the provisions of clauses (A), (B), or (C) above. For purposes of this paragraph (a), “Change of Control” shall have the meaning specified in that certain Business Combination Agreement, dated as of January 5, 2020, among Nebula Acquisition Corp., Open Lending, LLC, BRP Hold 11, Inc., Nebula Parent Corp., NBLA Merger Sub LLC, NBLA Merger Sub Corp. and certain other persons.”

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Section 2. Parties in Interest. This Amendment shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Amendment, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Amendment. No Founder shall be liable for the breach by any other Founder of this Amendment.

Section 3. Entire Agreement. This Amendment constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except as amended by this Amendment, the Agreement shall continue in full force and effect.

Section 4. Counterparts. This Amendment may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 5. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.

[Signature Page Follows]

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IN WITNESS WHEREOF the parties have hereunto caused this Amendment to be duly executed as of the date first set forth above.

NEBULA ACQUISITION CORP.

/s/ Adam Clammer
Name: Adam Clammer
Title: Co-Chief Executive Officer

NEBULA PARENT CORP.

/s/ Adam Clammer
Name: Adam Clammer
Title: President

OPEN LENDING, LLC

/s/ Ross Jessup
Name: Ross Jessup
Title: CFO, COO and Secretary

[Signature Page to Amendment to Founder Support Agreement]

FOUNDERS:

Nebula Holdings, LLC

By:	/s/ Adam H. Clammer
Name:	Adam H. Clammer
Title:	Managing Member

Adam H. Clammer /s/ Adam H. Clammer

James H. Greene, Jr. /s/ James H. Greene, Jr.

Rufina Adams /s/ Rufina Adams

David Kerko /s/ David M. Kerko

[Signature Page to Amendment to Founder Support Agreement]

James C. Hale /s/ James C. Hale

Ronald Lamb /s/ Ronald Lamb

[Signature Page to Amendment to Founder Support Agreement]